Media Contact:	Investor Contact:
Jodi Guilbault MIPS Technologies, Inc. +1 650-567-5035 jodi@mips.com	Deborah Stapleton Stapleton Communications Inc. +1 650 470-0200 ir@mips.com

MIPS Technologies Reports Third Quarter Fiscal 2007 Revenue Results

Update on Stock Option Investigation

MOUNTAIN VIEW, Calif. April 25, 2007 — MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today reported revenue results for its third quarter of fiscal 2007, ended March 31, 2007, which are consistent with the preliminary revenue results announced on April 4, 2007. Additionally, the company provided an update on the investigation of historical stock-based compensation practices by a special committee of independent directors.

Third Quarter Revenue
Revenue in the third quarter was $19.1 million, an increase of 9 percent from the $17.5 million in revenue reported in the third fiscal quarter a year ago and a decrease of 8 percent from the $20.8 million reported in the prior quarter.

Revenue from royalties was $10.7 million, an increase of 15 percent from the $9.3 million reported in the third fiscal quarter a year ago and a decrease of 4 percent from the $11.2 million reported in the prior quarter. Contract revenue was $8.3 million, an increase of 2 percent from the $8.2 million reported in the third fiscal quarter a year ago and a decrease of 13 percent from the $9.6 million reported in the prior quarter.

As previously announced, MIPS Technologies formed a special committee of independent members of its board of directors to review the company’s historical option grant practices and the company’s accounting for its option grants. Although the formal investigation concluded in January, the detailed accounting and related tax impact analysis has not been completed. Therefore, MIPS is not releasing third quarter fiscal 2007 earnings at this time. See below for an update on the internal investigation.

“MIPS experienced good licensing activity during the quarter, although, as we previously announced, our revenues were impacted by the movement of two licenses from the third quarter to the fourth quarter. These licenses are now signed,” said John Bourgoin, president and CEO. “We made several significant announcements in the last 30 days, including MIPS 64(R) architecture licenses with STMicroelectronics and NEC Electronics. The STMicroelectronics agreement is our first with them and should have positive implications for MIPS’ business in China. We were also very pleased to complete a licensing agreement with Trident Microsystems, ending the patent and trademark infringement lawsuit we filed last December and adding a significant provider of digital TV technology to our growing customer list,” Bourgoin said.

MIPS Technologies invites you to listen to management’s discussion of Q3 results and Q4 guidance in a live conference call today beginning at 1:45 p.m. Pacific time. The conference call number is 1-210-839-8500. The replay number is 1-203-369-1260 and will be available for seven days, beginning shortly after the end of the conference call. The access code is MIPS. An audio replay of the conference call can be found at www.mips.com/company/investor_relations soon thereafter.

Stock Option Investigation and Restatement Update
In January 2007, the company announced that an independent special committee of the board of directors completed a four and one-half month investigation into the company’s stock option practices. The special committee has reached a determination that different measurement dates should have been used for computing compensation costs for certain historic stock option grants than those used in the preparation of the company’s historical financial statements. The company has determined that its historical financial statements included in reports that it has previously filed with the Securities and Exchange Commission (“SEC”) will need to be restated.

As previously announced, the company is not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14) because it has not filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and Quarterly Reports on Forms 10-Q for the quarters ended September 30, 2006 and December 31, 2006. On March 14, 2007, the Nasdaq Listing and Hearing Review Council (the “Listing Council”) advised the company that it had determined to call the company’s matter for review. In connection with the call for review, the Listing Council has requested that the company make an additional submission by May 4, 2007, describing its plan for making the necessary filings. The company intends to comply with this request. While the company’s common stock will remain listed on the Nasdaq Global Market pending the conclusion of the Listing Council’s review, there can be no assurance that the Listing Council will determine that the company’s common stock should remain listed on Nasdaq following the completion of its review.

The company is working diligently to finalize the amount of compensation charges, and the resulting tax impact so that it can complete the financial statements for the year ended June 30, 2006 and the quarters ended September 30 and December 31, 2006 and the restatement of prior period financials, and expects to complete all necessary filings before the end of this calendar quarter.

Q3 FY2007 Highlights:
From its founding more than 20 years ago, the MIPS(R) architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system-performance and innovative solutions for established and emerging markets. With multiple design teams actively developing the architecture, hundreds of successful implementations throughout the world, and a vibrant ecosystem of third-party tools and software — MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies and the company’s licensees, systems vendors and third party providers:

Broadcom Corporation Expands Relationship with MIPS Technologies to License Entire Range of MIPS Cores for Next-Generation Products

MIPS Technologies Licenses MIPS64(R) Architecture to STMicroelectronics

Stream Processors, Inc. Licenses MIPS32(R) 4KEc(R) Core for Use in Breakthrough Stream Processor Architecture

Octalica Licenses MIPS32(R) Core for Next-Generation MoCA-Driven Applications

Actions Semiconductor, China’s Premier IC Design Firm, Licenses MIPS32(R) 24KEc(TM) Pro

MIPS Technologies and Trident Microsystems Complete Licensing Agreement for MIPS32(R) 24KEc(TM) Pro Core

MIPS64(R) Architecture Licensed by NEC Electronics for Next-Generation VR Series(TM) Processor Core

Kawasaki Microelectronics Extends Presence into Burgeoning PON Market with MIPS-Based(TM) Topaz Subsystem

Additional Quarterly News:

MIPS Technologies China Marks Two-Year Anniversary Milestone and Expands R&D Facilities in Shanghai

Next-Generation MIPS-Based(TM) Designs Spotlight Innovation at Embedded Systems Conference

First Silicon Solutions Introduces System Navigator Pro Series of High Performance Trace Probes

MIPS Technologies Expands Presence in Oregon’s ‘Silicon Forest’

About MIPS Technologies
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide. MIPS Technologies currently owns over 400 patent properties (patent and applications) worldwide and licenses its intellectual property (IP) to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations for completing and filing its financial statements for the year ended June 30, 2006 and the quarters ended September 30 and December 31, 2006. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance as to the length, cost, or outcome of the special committee’s review of historical option grant practices and the Company’s accounting for its option grants, or as to the potential impact of that review (including possible accounting impact and the outcome of shareholder litigation); our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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